UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

(a)    On July 16, 2014, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), upon the recommendation of the Nominating/Corporate Governance Committee of the Board (“NCGC”), approved amendments to the Company’s Bylaws. The amendments include (i) modification of the provisions relating to scheduling and notice of Board meetings and participation by means of remote communication (Article I, Section 2), (ii) updates to Article III, Section 3 regarding participation by stockholders at stockholders’ meetings by means of remote communication and notice of such meetings by electronic transmission and (iii) revisions to the indemnification provisions contained in Article IX, Indemnification of Directors, Officers, Employees and Agents, designed primarily to improve the readability of the provisions.
The preceding is qualified in its entirety by reference to the Company's Bylaws, as amended, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired:	Not applicable.

(b)	Pro forma financial information:	Not applicable.

(c)	Exhibit:

Exhibit Number	Description
3.2	Bylaws of New Jersey Resources Corporation, as amended through July 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: July 21, 2014
By: /s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.2	Bylaws of New Jersey Resources Corporation, as amended through July 16, 2014.